Exhibit 107

Calculation of Filing Fee Tables

           S-8

(Form Type)

Golden Heaven Group Holdings Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share(2)	Rule 457(c) and Rule 457(h)	9,800,000	$0.27	$2,646,000	0.00014760	$390.55
	Total Offering Amounts					$2,646,000		$390.55
	Total Fee Offset							$0
	Net Fee Due							$390.55

(1)	This registration statement on Form S-8 (this “Registration Statement”) registers Class A Ordinary Shares, par value of US$0.0001 per share (the “Class A Ordinary Shares”), of Golden Heaven Group Holdings Ltd. (the “Registrant”) issuable pursuant to the Golden Heaven Group Holdings Ltd. 2024 Equity Incentive Plan (the “2024 Plan”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued under the 2024 Plan to prevent dilution from share splits, share dividends, or similar transactions as provided in the 2024 Plan.

(2)	Estimated for the sole purpose of computing the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Class A Ordinary Shares on May 13, 2024, as reported on the Nasdaq Capital Market.